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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cerner Corporation:

We consent to incorporation by reference in the Registration Statements (No. 333-77029, No. 333-93379, No. 333-63226, No. 333-24899, No. 333-24909, No.
333-75308, No. 333-70170, No. 33-56868, No. 33-55082, No. 33-41580, No.
33-39777, No. 33-39776, No. 33-20155, and No. 33-15156) on Form S-8,
Registration Statement No. 33-72756 on Form S-3 and Registration No. 333-72024 and No. 333-40156 of Cerner Corporation of our reports, dated February 3, 2004, relating to the consolidated balance sheets of Cerner Corporation as of January 3, 2004 and December 28, 2002 and the related consolidated statements of operations, changes in equity, and cash flows and the related schedule for each of the years in the three-year period ended January 3, 2004, which reports are included herein.

Our reports dated February 3, 2004 refer to the Company's adoption of December 30, 2001 or Statement of Financial Accounting Standard No. 142 Goodwill and Intangible Assets.

                                                 KPMG LLP

Kansas City, Missouri
February 3, 2004